                                                                Exhibit 99.B.4.8

APPENDIX A. VARIABLE PROVISIONS IN GROUP ANNUITY CONTRACT G-CDA(12/99)

    CONTRACT SCHEDULE/TITLE              VARIATION(S)/PARAMETERS OF BRACKETS                WHEN USED/WHEN CHANGED
    -----------------------              -----------------------------------                ----------------------
Contract Schedule I                The bracketed language shown is for 403(b)         The language used will depend
CONTROL OF CONTRACT                non-voluntary plans. The schedule will show        on the plan type (which section
                                   one of the following variations for 403(b)         of the Code applies) and by the
                                   voluntary, 401(a), 401(k), 403(a) and 457          characteristics of the Contract
                                   plans:                                             Holder.

                                   -   403(b) VOLUNTARY
                                   This is a Contract between the Contract
                                   Holder and the Company only to satisfy the purchase requirements of Code Section
                                   403(b)(1). The Contract Holder has no right, title, or interest in the value of Individual
                                   Accounts established under the Contract.

                                   Participants own all amounts held in their Individual Accounts and may make any choices allowed under the Contract.

                                   The Contract and Individual Accounts are nontransferable and nonassignable except to us in the event of a loan (if allowed under the Contract) or in the event of a qualified domestic relations order as allowed under the Retirement Equity Act of 1984 (REA).

                                   The Contract Holder must notify us in writing if the Plan is, or becomes, subject to the Employee Retirement Income Security Act of
                                   1974 (ERISA) and/or related law or
                                   regulations including REA. We will rely on the Contract Holder's determination and representation of the applicability of such laws. If the Plan is subject to ERISA, before we will make a distribution from an Individual Account, the Contract Holder must certify in writing that all applicable REA requirements have been met and that the distribution complies with the Plan.

                                   -   401(a), 401(k) AND 403(a)
                                   The Contract Holder controls this Contract.

                                   By notifying us in writing, the Contract
                                   Holder may allow Participants to choose
                                   Investment Options for an Individual Account.
                                   The Contract Holder may, however, retain the right to choose Investment Options for employer Contributions. We will make payments under the Contract only at the written direction of the Contract Holder and a Participant. Unless otherwise directed by the

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
    CONTRACT SCHEDULE/TITLE              VARIATION(S)/PARAMETERS OF BRACKETS                WHEN USED/WHEN CHANGED
    -----------------------              -----------------------------------                ----------------------
Contract Schedule I                Plan, we will not make a distribution from an
CONTROL OF CONTRACT                Individual Account without written direction
(Continued)                        from the Contract Holder and a Participant.
                                   The Contract and any Individual Accounts are
                                   nontransferable and nonassignable except to
                                   us in the event of a loan (if allowed under
                                   the Contract) or in the event of a qualified
                                   domestic relations order as allowed under the
                                   Retirement Equity Act of 1984 (REA).

                                   Participants have a nonforfeitable right to the value of employer Contributions made to their Individual Accounts subject to any vesting limits provided by the Plan as determined by the Contract Holder.
                                   Participants have a nonforfeitable right to the value of employee Contributions made to their Individual Accounts.

                                   The Contract Holder must notify us in writing if the Plan is, or becomes, subject to the Employee Retirement Income Security Act of
                                   1974 (ERISA) and/or related law or
                                   regulations including REA. We will rely on the Contract Holder's determination and representation of the applicability of such laws. If the Plan is subject to ERISA, before we will make a distribution from an Individual Account, the Contract Holder must certify in writing that all applicable REA requirements have been met and that the distribution complies with the Plan.

                                   -   457
                                   The Contract Holder controls this Contract.

                                   By notifying us in writing, the Contract
                                   Holder may allow Participants to choose
                                   Investment Options for an Individual Account.

                                   All amounts held under this Contract, and any amounts paid or distributed, are for the exclusive benefit of Plan Participants and their beneficiaries as provided under Code
                                   Section 457(g).

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
    CONTRACT SCHEDULE/TITLE              VARIATION(S)/PARAMETERS OF BRACKETS                WHEN USED/WHEN CHANGED
    -----------------------              -----------------------------------                ----------------------
Contract Schedule I                The values shown in brackets in this item          The maintenance fee
MAINTENANCE FEE                    represent the following:                           is based on factors described in
                                   -   [$XX} BRACKETS:  ACTUAL FEE FOR A              the Statement of Variability.
                                       SPECIFIC CONTRACT HOLDER.
                                       When we issue the contract to a specific
Contract Schedule I                    Contract Holder, we will insert the actual
MAINTENANCE FEE                        fee applicable to that customer in place of
(Continued)                            the bracketed [$XX].  While this is subject
                                       to the contractual maximum (see next
                                       bullet), in our current practice this
                                       actual fee will not exceed $20. The
                                       actual fee may vary, in accordance with
                                       contract section 1.18.

                                   -   [$30] BRACKETS:  CONTRACTUAL MAXIMUM
                                       FEE. This represents the maximum fee we would ever charge. However, at the present time, we intend to issue contracts with the maximum shown as $20. We reserve the right to issue contracts at some future time with a higher maximum, not exceeding $30, but only prospectively for new contracts.

Contract Schedule I                The bracketed language shown is for 403(b)         Language used will depend on the
CONTRIBUTION LIMITS                plans.  The following variation will be used       Code Section under which the
                                   for  401(a), 401(k) 403(a) and 457 plans:          Contract is issued.  We are required
                                                                                      by federal law to provide the actual
                                   Contribution limits are as set forth in the Code   limits only for contracts issued
                                   and in the Plan.                                   under Code Section 403(b).

Contract Schedule I                The variable portion of each contract will be      We do not foresee changing the
SEPARATE ACCOUNT                   accumulated in Variable Annuity Account C.         variable annuity account, but have
                                                                                      bracketed the account name [C] to
                                                                                      accommodate any future variations.

Contract Schedule I                -   MORTALITY AND EXPENSE RISK CHARGE              The charges are based on factors
DAILY CHARGES TO THE SEPARATE      The values shown in brackets in this item          described in the Statement of
ACCOUNT                            represent the following:                           Variability.

                                   1.  [X.XX%] BRACKETS:  ACTUAL CHARGE FOR A
                                       SPECIFIC CONTRACT HOLDER. When we issue the contract to a specific Contract Holder, we will insert the actual charge applicable to that customer. While this is subject to the contractual maximum (see #2 below), in our current practice this actual charge will not exceed 1.25% when the contract is delivered. The actual charge may vary after the contract is delivered, in accordance with contract section 1.18.

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
    CONTRACT SCHEDULE/TITLE              VARIATION(S)/PARAMETERS OF BRACKETS                WHEN USED/WHEN CHANGED
    -----------------------              -----------------------------------                ----------------------
Contract Schedule I                2.  [1.50%] BRACKETS:  CONTRACTUAL MAXIMUM
DAILY CHARGES TO THE SEPARATE          CHARGE.  This represents the maximum
ACCOUNT                                charge.  At the present time, we intend to
(Continued)                            issue contracts with the maximum shown as
                                       1.25%. We reserve the right to issue
                                       contracts at some future time with a
                                       maximum other than 1.25% (lower or
                                       higher but not exceeding 1.50%) but only
                                       prospectively for new contracts.

                                   o   ADMINISTRATIVE CHARGE The values shown
                                       in brackets in this item represent the
                                       following:

                                   1.  [X.XX%] BRACKETS: ACTUAL CHARGE FOR A
                                       SPECIFIC CONTRACT HOLDER. When we issue
                                       the contract to a specific Contract Holder, we will insert the actual charge applicable to that customer. While this is subject to the contractual maximum (see #2 below), in our current practice this actual charge will not exceed 0.25% when the contract is delivered. The actual charge may vary after the contract is delivered, in accordance with contract section 1.18.

                                   2.  [0.25%] BRACKETS:  CONTRACTUAL MAXIMUM
                                       CHARGE.  This represents the maximum
                                       charge. At the present time, we intend to issue contracts with the maximum shown as 0.25%. We reserve the right to issue contracts at some future time with a maximum lower than 0.25% but only prospectively for new contracts.

                                   -   ING GET FUND GUARANTEE CHARGE This
                                       charge will never exceed 0.75% (annual
                                       basis) but the actual charge as of the
                                       effective date is communicated to the
                                       specific Contract Holder separately from the contract document.

Contract Schedule I                The schedule will show one or more of the          One or more of the options will be
FIXED INTEREST OPTIONS AVAILABLE   following:                                         available under the Contract.

                                   -   Fixed Account
                                   -   Fixed Account for transferred amounts
                                       only (no ongoing Contributions)
                                   -   Fixed Plus Account
                                   -   Guaranteed Accumulation Account(GAA)

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
    CONTRACT SCHEDULE/TITLE              VARIATION(S)/PARAMETERS OF BRACKETS                WHEN USED/WHEN CHANGED
    -----------------------              -----------------------------------                ----------------------
Contract Schedule I                The bracketed amount is the least we will          We do not foresee increasing the
FIXED ACCOUNT MINIMUM GUARANTEED   credit. The minimum guaranteed interest rate       minimum guaranteed interest rate
INTEREST RATE                      will never be less than 3% (annual basis).         unless there is a significant,
                                                                                      sustained change in the economic
                                                                                      environment.

Contract Schedule I                The bracketed 10% is the least we will allow.      The transfer limit from the Fixed
FIXED ACCOUNT ANNUAL TRANSFER                                                         Account is based on the interest
LIMIT                                                                                 rate environment and our General
                                                                                      Account investments.  The percentage
                                                                                      may be increased, if appropriate.

Contract Schedule I                The bracketed amount is the least we will          We do not foresee increasing the
FIXED PLUS ACCOUNT MINIMUM         credit.  The minimum guaranteed interest rate      minimum guaranteed interest rate
GUARANTEED INTEREST RATE           will never be less than 3% (annual basis).         unless there is a significant,
                                                                                      sustained change in the economic
                                                                                      environment.

Contract Schedule I                The bracketed 20% is the least we will allow.      We do not foresee increasing the
FIXED PLUS ACCOUNT ANNUAL                                                             20% to a higher percentage.
TRANSFER AND PARTIAL WITHDRAWAL
LIMIT

Contract Schedule I                The bracketed $2,000 is the smallest amount for    We do not foresee increasing the
WAIVER OF FIXED PLUS ACCOUNT       which we would allow the waiver.                   amount at which we would allow the
TRANSFER LIMIT                                                                        waiver.

Contract Schedule I                In the bracketed list of waivers for this          The waiver of the five-year payout
WAIVER OF FIXED PLUS ACCOUNT       provision, specific waivers may or may not be      in the event of a full withdrawal
FULL WITHDRAWAL PROVISION          included in a specific contract when it is         from the Fixed Plus Account may
                                   delivered.  In addition, the following are         vary depending on the
                                   language variations we may use for specific        characteristics of each contract
                                   waiver items:                                      holder and the plan type.

                                   -   For ITEM (f), one of the following
                                       variations may also be used:
                                       -  For 457 plans:
                                          Due to hardship due to unforeseeable
                                          emergency as defined in the Code, and
                                          when:
                                          (1)  Certified by the employer;
                                          (2)  The amount is paid directly to the
                                               Participant; and
                                          (3)  The amount paid for all withdrawals
                                               due to financial hardship during the
                                               previous [12 months] does not
                                               exceed [10%] of the average value
                                               of all Individual Accounts under
                                               the Contract during that period;

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
    CONTRACT SCHEDULE/TITLE              VARIATION(S)/PARAMETERS OF BRACKETS                WHEN USED/WHEN CHANGED
    -----------------------              -----------------------------------                ----------------------
Contract Schedule I                    -  For 401(a) plans in the government
WAIVER OF FIXED PLUS ACCOUNT              market and for 457 plans, the following
FULL WITHDRAWAL PROVISION                 may be used IN PLACE OF item (f) OR IN
(Continued)                               ADDITION TO item (f) (i.e., as a new item):
                                          For any in-service distribution permitted
                                          by the Plan, and when:
                                          (1)  Certified by the employer;
                                          (2)  The amount is paid directly to the
                                               Participant; and
                                          (3)  The amount paid for all such
                                               distributions during the previous
                                               [12 months] does not exceed [10%]
                                               of the average value of all
                                               Individual Accounts under the
                                               Contract during that period;

                                   -   For 401 plans and for 457(b) plans, the
                                       following may be used as a new item g):
                                       As a loan taken in accordance with the terms
                                       of the Plan.  The withdrawal is made on a
                                       pro rata basis from each of the Investment
                                       Options in which the Individual Account is
                                       invested.  Certain Investment Options may be
                                       excluded from the pro rata withdrawal
                                       requirement as directed by the Participant
                                       at the time of the loan withdrawal and
                                       agreed to by the Company.

                                   The bracketed values in this provision are the most restrictive we would impose.

Contract Schedule I                The bracketed 3% (annual basis) is the least we    We do not foresee changing the
GAA MINIMUM GUARANTEED INTEREST    will credit.                                       minimum guaranteed interest rate
RATE                                                                                  unless there is a significant,
                                                                                      sustained change in the economic
                                                                                      environment.

Contract Schedule I                The bracketed language shown is for 403(b)         Language used will depend on the
WITHDRAWAL RESTRICTIONS UNDER      plans.  The schedule will show the following       Code Section under which the
THE CODE                           variation for 401(a), 401(k), 403(a) and 457       Contract is issued. We are required
                                   plans:                                             by federal law to provide the
                                                                                      actual limits only for contracts
                                     Limitations apply to withdrawals as              issued under Code Section 403(b).
                                     provided by the Code and the Plan.

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
    CONTRACT SCHEDULE/TITLE              VARIATION(S)/PARAMETERS OF BRACKETS                WHEN USED/WHEN CHANGED
    -----------------------              -----------------------------------                ----------------------
Contract Schedule I                The following is a variation we may use for this   This may be used for situations
WITHDRAWAL CHARGE                  provision:                                         where no withdrawal charge will
                                                                                      apply.  Refer to the Statement of
                                      A withdrawal charge does not apply.             Variability.

                                   The schedule may show one of the following variations for the time basis for measuring the withdrawal charge:

                                   -   NUMBER OF YEARS SINCE INDIVIDUAL ACCOUNT
                                       ESTABLISHED

                                   -   NUMBER OF COMPLETED CONTRIBUTION PERIODS
                                       The number and amount of Contributions that
Contract Schedule I                    constitute a contribution period is chosen
WITHDRAWAL CHARGE                      by the Contract Holder or a Participant, as
(continued)                            applicable.  The number of periods may not
                                       be greater than the number of whole years
                                       since the Effective Date of the Contract
                                       or any exchanged Contract.

                                   -   LENGTH OF TIME SINCE THE CONTRACT
                                       EFFECTIVE DATE

                                   The bracketed schedule indicates the highest       Changes to the Withdrawal Charge
                                   charges we would impose.                           will be based on factors described
                                                                                      in the Statement of Variability.

Contract Schedule I                If no withdrawal charge is applicable for a        This wording would correspond to a
WAIVER OF WITHDRAWAL CHARGE        specific contract, we may use the following        withdrawal charge not applying for
                                   text for the "Waiver of Withdrawal Charge"         a particular contract (see prior
                                   section:                                           section, above).
                                      Waivers are not applicable; a withdrawal
                                      charge does not apply.

                                   In the bracketed list of waivers for this
                                   provision, specific waivers may or may not be      The specific list of waivers may
                                   included in a specific contract when it is         vary depending on the
                                   delivered.  In addition, the following are         characteristics of each Contract
                                   language variations we may use for specific        Holder and the plan type.
                                   waiver items:

                                   -   For item (j), for 457 plans:
                                         Due to an unforeseeable emergency as
                                         defined in the Code;

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
    CONTRACT SCHEDULE/TITLE              VARIATION(S)/PARAMETERS OF BRACKETS                WHEN USED/WHEN CHANGED
    -----------------------              -----------------------------------                ----------------------
Contract Schedule I                -   For 401(a) plans in the government
WAIVER OF WITHDRAWAL CHARGE            market and for 457 plans, the following may
(continued)                            be used IN PLACE OF or IN ADDITION TO item
                                       (j) (i.e., as a new item):
                                          An in-service distribution permitted by
                                          the Plan when certified by the employer;

                                   -   For 401 plans and for 457(b) plans, the
                                       following may be used as a new item m):
                                          Made as a loan taken in accordance
                                          with the terms of the Plan. The
                                          withdrawal is made on a pro rata basis
                                          from each of the Investment Options in
                                          which the Individual Account is
                                          invested. Certain Investment Options
                                          may be excluded from the pro rata
                                          withdrawal requirement as directed by
                                          the Participant at the time of the
                                          loan withdrawal and agreed to by the
                                          Company.

                                   The bracketed values in this provision
                                   (including the possible variations) are the most restrictive we would impose.

Contract Schedule I                The bracketed language shown is for 403(b)         The language used will depend on
REQUIRED DISTRIBUTIONS             plans.  The schedule will  show one of the         the plan type (which section of the
                                   following variations for 401(a), 401(k), 403(a)    Code applies).
                                   and 457 plans:

                                   -   FOR 401(a), 401(k) AND 403(a) PLANS:
                                   Generally, distribution must begin no later than April 1 following the later of the calendar year in which a Participant attains age 70 1/2 or retires. The distribution of benefits to a Participant who is a five percent owner must begin by April 1 following the calendar year the Participant attains age
                                   70 1/2.

                                   -   FOR 457 PLANS:
                                   Generally, distribution must begin no later than April 1 following the later of the calendar year in which a Participant attains age 70 1/2 or retires. Payments over a period of more than one year must be in substantially non-increasing amounts.

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
    CONTRACT SCHEDULE/TITLE              VARIATION(S)/PARAMETERS OF BRACKETS                WHEN USED/WHEN CHANGED
    -----------------------              -----------------------------------                ----------------------
Contract Schedule I                The bracketed value of [$10,000] is the highest    We reserve the right to issue
INDIVIDUAL ACCOUNT TERMINATION     we would use. In our current practice, the         contracts at some future time with
                                   contract would be issued to reflect that we        an amount greater than $3,500 but
                                   reserve the right to terminate an individual       not exceeding the stated maximum;
                                   account when the account value is $3,500 or less.  this would only be done prospectively for new contracts.

Contract Schedule I                If loans are not allowed for a specific contract,  This will be used for situations
LOANS                              we will use the following text for the "Loans"     where loans are not available.
                                   section:

                                   Loans are not available under this Contract.

Contract Schedule I                The schedule will show the following variation     Language used will depend  on the
CONTRACT BENEFICIARY               for 403(b) voluntary plans:                        Code Section under which the
                                                                                      Contract is issued.
                                   The Contract beneficiary is named by the
                                   Participant.

Contract Schedule II               The bracketed time period is the most restrictive  We do not foresee changing the
PAYMENT PERIOD                     we would impose.                                   bracketed time period.  The
                                                                                      exception would be on a
                                                                                      case-specific basis to accommodate
                                                                                      annuity provisions in a plan.

Contract Schedule II               The bracketed number is the number of funds that   If we are able to modify our
MAXIMUM NUMBER OF FUNDS            our administrative system can presently support.   administrative system to support
                                                                                      more than four funds in the future,
                                                                                      we may increase the number.

Contract Schedule II               The bracketed amount is the least we will          We do not foresee increasing the
FIXED ANNUITY MINIMUM              credit.  The minimum guaranteed interest rate      minimum guaranteed interest rate
GUARANTEED INTEREST RATE           will never be less than 3%.                        unless there is a significant,
                                                                                      sustained changes in the economic
                                                                                      environment.

Contract Schedule II               The bracketed number is the most restrictive we    Our administrative system currently
NUMBER OF ANNUAL TRANSFERS         would impose.                                      allows for 12 transfer annually.
AMONG FUNDS                                                                           Subject to the bracketed minimum of
                                                                                      five transfers, we reserve the right
                                                                                      to issue contracts at some future
                                                                                      time with a number other than 12 but
                                                                                      only prospectively for new contracts.

Contract Schedule II               The Mortality and Expense Risk Charge shown in     The charges are based on factors
DAILY CHARGES TO THE SEPARATE      the brackets is the maximum value we would use.    described in the Statement of
ACCOUNT                            The charge in the contract we would issue for a    Variability.
                                   specific Contract Holder will be 1.25% (annual
                                   basis) or less.

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
    CONTRACT SCHEDULE/TITLE              VARIATION(S)/PARAMETERS OF BRACKETS                WHEN USED/WHEN CHANGED
    -----------------------              -----------------------------------                ----------------------
Contract Schedule II               The Administrative Charge shown in the brackets
DAILY CHARGES TO THE SEPARATE      is the maximum value we would use. The charge in
ACCOUNT                            the contract we would issue for a specific
(Continued)                        Contract Holder will be 0.25% (annual basis) or
                                   less.

ENDORSEMENT                        "THE LOAN ACCOUNT" SECTION:
E-MMLOAN(12/99)
                                   1.  Under "The Loan Account", the rate at          We do not anticipate any changes to
                                       which interest is credited to the loan         the bracketed value in the near
                                       account is stated as a formula.  The           future.
                                       bracketed value in the formula, [3.0%], is
                                       the highest percentage that we would use in
                                       the formula.
                                   2.  The following is an OMNI variation we          The OMNI language shown for this
                                       may use in place of the bracketed second       Loan Endorsement section may be
                                       sentence.  The bracketed amount in the         used for any plan type if we
                                       following is the highest percentage that we    utilize our alternate
                                       would use:                                     administrative system (OMNI).

                                       The loan account, unless the loan is in
                                       default, is credited with interest at a
                                       rate which is not less than the loan
                                       interest rate, less [3.0%], on an annual basis. Unless the loan is in default, interest credited to the loan account will never be less than 3.0%.

                                   "LOAN EFFECTIVE DATE" SECTION:
                                   The bracketed second sentence will not apply if OMNI is being utilized.

                                   "AMOUNT AVAILABLE FOR LOAN" SECTION: In the fifth paragraph, the bracketed third sentence, will be deleted if OMNI is being utilized (GAA is not applicable for contracts on OMNI).

                                   "LOAN DEFAULT" SECTION:
                                   Under "Loan Default", two language variations
                                   may be used:
                                                                                      VARIATION 1: As soon as we can make
                                   LOAN DEFAULT VARIATION 1:                          the necessary system (non-OMNI)
                                   LOAN DEFAULT:  If we do not receive a loan         changes, we intend to use the
                                   payment when it is due, the loan is treated as     alternative Loan Default language
                                   follows:                                           shown here prospectively when we
                                                                                      issue loan endorsements.

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
    CONTRACT SCHEDULE/TITLE              VARIATION(S)/PARAMETERS OF BRACKETS                WHEN USED/WHEN CHANGED
    -----------------------              -----------------------------------                ----------------------
ENDORSEMENT                        (1) If the amount of the vested Individual
E-MMLOAN(12/99) (Continued)            Account value available for distribution is
                                       sufficient to repay (a) the outstanding
                                       loan balance, plus (b) any applicable
                                       Fixed Plus Account default charge, and
                                       (c) any withdrawal charge due on the
                                       outstanding loan balance, then that
                                       amount (the total of a, b, and c,) is
                                       deducted from the vested Individual
                                       Account value. The amount of the
                                       outstanding loan balance is reported to
                                       the Internal Revenue Service as a
                                       distribution.

                                   (2) If the amount of the vested Individual
                                       Account value available for distribution is not sufficient to repay (a) the outstanding loan balance, plus (b) any applicable Fixed Plus Account default charge, and (c) any withdrawal charge due on the outstanding loan balance, until such time that the amount due (the total of a, b and c) can be distributed, the loan account continues to earn interest, and interest is charged on the outstanding loan balance. The amount of the outstanding loan balance is reported to the Internal Revenue Service as a deemed distribution. At the time the amount due can be distributed, it is withdrawn from the vested Individual
                                       Account value.

                                   LOAN DEFAULT VARIATION 2:
                                   LOAN DEFAULT:  If we do not receive a loan
                                   payment when it is due, the loan is treated as     VARIATION 2:  OMNI wording may be
                                   follows:                                           used for any plan type if we
                                                                                      utilize OMNI.
                                   (1) If the amount of the vested Individual
                                       Account value available for distribution
                                       is sufficient to repay (a) the
                                       outstanding loan balance and (b) any
                                       withdrawal charge due on the outstanding
                                       loan balance, then that amount (the
                                       total of a and b) is deducted from the
                                       vested Individual Account value. The
                                       amount of the outstanding loan balance
                                       is reported to the Internal Revenue
                                       Service as a distribution.

    CONTRACT SCHEDULE/TITLE              VARIATION(S)/PARAMETERS OF BRACKETS                WHEN USED/WHEN CHANGED
    -----------------------              -----------------------------------                ----------------------
ENDORSEMENT                        (2) If the amount of the vested Individual
E-MMLOAN(12/99) (Continued)            Account value available for distribution is
                                       not sufficient to repay (a) the
                                       outstanding loan balance, plus (b) any
                                       withdrawal charge due on the outstanding
                                       loan balance, until such time that the
                                       amount due (the total of a and b) can be
                                       distributed, interest will continue to
                                       be charged on the outstanding loan
                                       balance. The amount of the outstanding
                                       loan balance is reported to the Internal
                                       Revenue Service as a deemed
                                       distribution. At the time the amount due
                                       can be distributed, it is withdrawn from
                                       the vested Individual Account value.

ENDORSEMENT                        The schedule may show one of the following         Changes to the Withdrawal Charge
E-MMLSWC(12/99)                    variations for the time basis for measuring the    are based on factors described in
                                   withdrawal charge:                                 the Statement of Variability.

                                   -   NUMBER OF YEARS SINCE INDIVIDUAL ACCOUNT
                                       ESTABLISHED

                                   -   NUMBER OF COMPLETED CONTRIBUTION PERIODS

                                       The number and amount of Contributions
                                       that constitute a contribution period is chosen by the Contract Holder or a Participant, as applicable. The number of periods may not be greater than the number of whole years since the Effective
                                       Date of the Contract or any exchanged
                                       Contract.
                                   -   LENGTH OF TIME SINCE THE CONTRACT
                                       EFFECTIVE DATE

                                   The bracketed values are the highest we would charge.

ENDORSEMENT                        The bracketed three months is the shortest period  We do not foresee changing the time
E-MMFPEX-99R                       we would allow for the election of Fixed Plus      period.
                                   provisions.

E-MMTC(12/99)                      The bracketed percentage is the maximum we will    See the Statement of Variability
                                   use in determining the amount of the transfer      for more information.
                                   credit.

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